EXHIBIT 23.1


            Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8, Nos. 33-39282 and 2-82944) of LIN Broadcasting Corporation and in the related Prospectus of our report dated February 4, 1994, with respect to the consolidated financial statements and schedules of LIN Broadcasting Corporation included in Amendment No. 1 to the Annual Report (Form 10-K/A) for the year ended December 31, 1993.


                              ERNST & YOUNG LLP


Seattle, Washington
September 15, 1994